EXHIBIT 99.1

ADTRAN Holdings, Inc. reports first quarter 2024 financial results

•
Q1 revenue above mid-point of guidance; non-GAAP profitability in line with guidance
•
$53 million sequential improvement in GAAP operating cash flow

Huntsville, Alabama, USA. — May 06, 2024 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its unaudited financial results for the first quarter of 2024.

GAAP gross margin for the first quarter was 31.9%, compared to 34.8% in Q4 2023 and 27.1% in the year-ago quarter, representing an improvement of 484 basis points (“bps”) year-over-year but a decrease of 285 bps quarter-over-quarter. The year-over-year improvement primarily resulted from lower purchasing and transportation costs, as well as lower acquisition-related expenses, amortizations and adjustments. The sequential margin decline is primarily due to $8.8 million of inventory charges related to a strategy shift as part of our Business Efficiency Program.

Non-GAAP gross margin for the first quarter was 41.6% compared to 41.9% in Q4 2023 and 37.3% in the year-ago quarter representing a decline of 33 bps sequentially and an improvement of 429 bps year-over-year.

GAAP operating margin for the first quarter was negative 150.2%, primarily driven by a non-cash goodwill impairment charge .

Non-GAAP operating margin for the first quarter was negative 3.9%, which was within the guidance range of between -7% and 0% of revenues. Non-GAAP operating margin was negatively impacted by an unfavorable currency rate development and seasonal effects in the first quarter.

GAAP net loss attributable to the Company for the first quarter of 2024, including the above mentioned impairment charge, was $324.6 million. Diluted loss per share attributable to the Company for the first quarter was $4.12.

Non-GAAP net loss attributable to the Company for the first quarter of 2024 was $1.7 million. Non-GAAP diluted loss per share attributable to the Company for the first quarter was $0.02.

ADTRAN Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, "First quarter revenue and profitability came in as expected, with the weakness still impacting our results. However, we were pleased with the continued momentum in our customer win rate which was bolstered by the ongoing expansion of our Mosaic One platform. As we continued to execute on our business efficiency program , we were able to reduce inventory and significantly improve our operating cashflow while maintaining our diligence in gaining market share during this pivotal time in our industry. We believe that as markets return to normal, our continued focus on these measures, will lead to sustainable margin expansions and shareholder value creation in the mid-term.”

The Company will hold a conference call to discuss its first quarter results on Tuesday, May 07, 2024, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Summer Time. The Company will webcast this conference call. To listen, simply visit our Investor Relations site at investors.adtran.com approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 1st Quarter 2024 Financial Results and Earnings Call”, and click on the webcast link.

An online replay of the Company’s conference call, as well as the transcript of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to expectations regarding future revenues; ADTRAN Holdings’ expected future customer win rate and expansion of its Mosaic One platform; the ability of ADTRAN Holdings’ ability to continue to effectively implement the Business Efficiency Program; the impact of the foregoing measures on margin expansion and shareholder value creation; and ADTRAN Holdings’ strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to ADTRAN Holdings’ ability to reduce expenditures and the impact of such reductions on its financial results and financial condition; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers ; (iii) risks and uncertainties relating to the recent restatements of our previously issued consolidated financial statements and ongoing material weaknesses in our internal control over financial reporting; (iv) our ability to comply with the covenants set forth in our credit facility; (v) risks posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and risks to be disclosed in its Form 10-Q for the quarterly period ended March 31, 2024.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other expense, net loss inclusive of the non-controlling interest, net loss attributable to the Company, net income (loss) attributable to the non-controlling interest, and loss per share - basic and diluted, attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP other expense, non-GAAP net loss inclusive of the non-controlling interest, non-GAAP net loss attributable to the Company, non-GAAP net income attributable to the non-controlling interest, non-GAAP loss per share - basic and diluted, attributable to the Company, respectively, and non-GAAP free cash flow. Such non-GAAP measures exclude acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, goodwill impairments, and the tax effect of these adjustments to net income. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the largest shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Steven Williams

+49 89 890 665 918

investor@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$106,757	$87,167
Accounts receivable, net	187,554	216,445
Other receivables	12,116	17,450
Income tax receivable	8,717	7,933
Inventory, net	322,147	362,295
Prepaid expenses and other current assets	59,667	45,566
Total Current Assets	696,958	736,856
Property, plant and equipment, net	126,969	123,020
Deferred tax assets	25,421	25,787
Goodwill	55,129	353,415
Intangibles, net	306,448	327,985
Other non-current assets	87,729	87,706
Long-term investments	29,252	27,743
Total Assets	$1,327,906	$1,682,512

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$159,083	$162,922
Unearned revenue	55,124	46,731
Accrued expenses and other liabilities	36,404	37,607
Accrued wages and benefits	25,869	27,030
Income tax payable, net	6,266	5,221
Total Current Liabilities	282,746	279,511
Non-current revolving credit agreement outstanding	195,000	195,000
Deferred tax liabilities	15,414	35,655
Non-current unearned revenue	22,884	25,109
Non-current pension liability	11,692	12,543
Deferred compensation liability	29,709	29,039
Non-current lease obligations	27,668	31,420
Other non-current liabilities	35,375	28,657
Total Liabilities	620,488	636,934
Redeemable Non-Controlling Interest	441,635	451,756
Equity
Common stock	791	790
Additional paid-in capital	798,897	795,304
Accumulated other comprehensive income	29,656	47,461
Retained deficit	(558,363)	(243,908)
Treasury stock	(5,198)	(5,825)
Total Equity	265,783	593,822
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,327,906	$1,682,512

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenue
Network Solutions	$181,273	$282,418
Services & Support	44,900	41,494
Total Revenue	226,173	323,912
Cost of Revenue
Network Solutions	126,326	219,130
Network Solutions - inventory write-down	8,782	—
Services & Support	18,810	16,974
Total Cost of Revenue	153,918	236,104
Gross Profit	72,255	87,808
Selling, general and administrative expenses	59,100	67,397
Research and development expenses	60,251	70,143
Goodwill impairment	292,583	—
Operating Loss	(339,679)	(49,732)
Interest and dividend income	397	304
Interest expense	(4,598)	(3,287)
Net investment gain	2,253	1,252
Other income (expense), net	1,310	(303)
Loss Before Income Taxes	(340,317)	(51,766)
Income tax benefit	18,647	11,313
Net Loss	$(321,670)	$(40,453)
Less: Net Income (Loss) attributable to non-controlling interest	2,880	(370)
Net Loss attributable to ADTRAN Holdings, Inc.	$(324,550)	$(40,083)

Weighted average shares outstanding – basic	78,814	78,358
Weighted average shares outstanding – diluted	78,814	78,358

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(4.12)	$(0.51)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(4.12)	$(0.51)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(321,670)	$(40,453)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,528	33,402
Goodwill impairment	292,583	—
Amortization of debt issuance cost	1,013	146
Gain on investments, net	(2,621)	(3,154)
Net loss on disposal of property, plant and equipment	150	—
Stock-based compensation expense	3,957	3,812
Deferred income taxes	(19,738)	(24,019)
Other, net	545	(1)
Inventory write down	8,782	—
Inventory reserves	(17,247)	16,051
Changes in operating assets and liabilities:
Accounts receivable, net	26,002	17,658
Other receivables	5,606	1,980
Income taxes receivable, net	(1,296)	—
Inventory	49,514	(2,764)
Prepaid expenses, other current assets and other assets	(15,888)	1,118
Accounts payable	(4,236)	(40,367)
Accrued expenses and other liabilities	7,459	6,349
Income taxes payable, net	1,155	10,316
Net cash provided by (used in) operating activities	36,598	(19,926)

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,374)	(8,439)
Proceeds from sales and maturities of available-for-sale investments	873	930
Purchases of available-for-sale investments	(44)	(516)
Proceeds from beneficial interests in securitized accounts receivable	—	1,231
Net cash used in investing activities	(12,545)	(6,794)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(176)	(6,258)
Proceeds from stock option exercises	219	58
Dividend payments	—	(7,076)
Proceeds from receivables purchase agreement	30,231	—
Repayments on receivables purchase agreement	(32,437)	—
Proceeds from draw on revolving credit agreements	—	138,236
Repayment of revolving credit agreements	—	(43,464)
Payment of redemption of redeemable non-controlling interest	(5)	(1,176)
Payment of debt issuance cost	(1,994)	—
Repayment of notes payable	—	(24,692)
Net cash (used in) provided by financing activities	(4,162)	55,628

Net increase in cash and cash equivalents	19,891	28,908
Effect of exchange rate changes	(301)	(1,095)
Cash and cash equivalents, beginning of period	87,167	108,644
Cash and cash equivalents, end of period	$106,757	$136,457

Supplemental disclosure of cash financing activities:
Cash paid for interest	$5,243	$1,610
Cash paid for income taxes	$2,315	$1,251
Cash used in operating activities related to operating leases	$2,384	$4,057
Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$842	$486
Purchases of property, plant and equipment included in accounts payable	$1,689	$4,354

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total Revenue	$226,173	$225,479	$323,912

Cost of Revenue	$153,918	$147,014	$236,104
Acquisition-related expenses, amortizations and adjustments(1)	(10,177)	(10,048)	(32,578)
Stock-based compensation expense	(275)	(440)	(240)
Restructuring expenses(2)	(11,247)	(5,517)	(76)
Integration expenses(3)	(35)	39	—
Non-GAAP Cost of Revenue	$132,184	$131,048	$203,210

Gross Profit	$72,255	$78,465	$87,808
Non-GAAP Gross Profit	$93,989	$94,431	$120,702

Gross Margin	31.9%	34.8%	27.1%
Non-GAAP Gross Margin	41.6%	41.9%	37.3%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down and other charges of $8.8M incurred as a result of a strategic shift in certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be substantially completed in late 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,		December 31,		March 31,
	2024		2023		2023
Operating Expenses	$411,934		$116,080		$137,540
Acquisition-related expenses, amortizations and adjustments	(4,881)	(1)	(4,150)	(7)	(4,584)	(11)
Stock-based compensation expense	(3,447)	(2)	(3,181)	(8)	(3,458)	(12)
Restructuring expenses	(5,862)	(3)	(7,859)	(9)	(2,361)	(13)
Integration expenses	(480)	(4)	(1,928)	(10)	(849)	(14)
Deferred compensation adjustments(5)	(1,940)		(1,324)		(394)
Goodwill impairment	(292,583)	(6)	—		—
Non-GAAP Operating Expenses	$102,741		$97,638		$125,894

(1) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(2) $2.5 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $1.8 million is included in selling, general and administrative expenses and $4.1 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) $0.5 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss. Includes legal and advisory fees totaling $0.1 million related primarily to the DPLTA proceedings that are recorded in selling, general and administrative expenses. Includes expenses totaling $0.4 million related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $0.4 million are included in selling, general and administrative expenses and $0.02 million are included in research and development expenses. The transformation bonus expense of $0.4 million includes $0.2 million of stock compensation expense.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company’s market capitalization, cautious service provider spending due to economic uncertainty and continued customer inventory adjustments.

(7) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $2.3 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $4.6 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(10) $1.9 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss. Includes legal and advisory fees totaling $1.2 million related to a contemplated capital raise transaction that are recorded in selling, general and administrative expenses. Includes expenses totaling $0.4 million related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $0.4 million are included in selling, general and administrative expenses and $0.02 million are included in research and development expenses. The integration bonus expense of $0.4 million includes $0.2 million of stock compensation expense. Additionally, includes fees relating to the expansion of internal controls at Adtran Networks SE and the implementation of the DPLTA.

(11) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.1 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.5 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $2.2 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(14) $0.8 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at ADTRAN Networks SE and the implementation of the DPLTA.

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating Loss

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Operating Loss	$(339,679)	$(37,615)	$(49,732)
Acquisition related expenses, amortizations and adjustments(1)	15,058	14,198	37,162
Stock-based compensation expense	3,722	3,621	3,698
Restructuring expenses(2)	17,110	13,376	2,437
Integration expenses(3)	514	1,890	849
Deferred compensation adjustments(4)	1,940	1,324	394
Goodwill impairment(5)	292,583	—	—
Non-GAAP Operating Loss	$(8,752)	$(3,206)	$(5,192)

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down and other charges of $8.8M incurred as a result of a strategic shift in certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be completed in late 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks SE. Additionally, includes legal and advisory fees relating to a contemplated capital raise transactions as part of the integration. Includes fees incurred for the expansion of internal controls at Adtran Networks SE and the implementation of the DPTLA.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company’s market capitalization, cautious service provider spending due to economic uncertainty and continued customer inventory adjustments.

Supplemental Information

Reconciliation of Other Expense to Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest and dividend income	$397	$1,157	$304
Interest expense	(4,598)	(4,441)	(3,287)
Net investment gain	2,253	1,683	1,252
Other income (expense), net	1,310	(3,448)	(303)
Total Other Expense	$(638)	$(5,049)	$(2,034)
Deferred compensation adjustments (1)	(2,439)	(1,590)	(1,250)
Pension expense (2)	7	6	7
Non-GAAP Other Expense	$(3,070)	$(6,633)	$(3,277)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net Loss inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Income (Loss) attributable to Non-Controlling Interest to

Non-GAAP Net Income attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc. and

Non-GAAP Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net Loss attributable to ADTRAN Holdings, Inc.	$(324,550)	$(109,945)	$(40,083)
Plus: Net Income (Loss) attributable to non-controlling interest (1)	2,880	2,919	(370)
Net Loss inclusive of non-controlling interest	$(321,670)	$(107,026)	$(40,453)
Acquisition related expenses, amortizations and adjustments	15,058	14,198	37,162
Stock-based compensation expense	3,722	3,621	3,698
Deferred compensation adjustments (2)	(499)	(267)	(856)
Pension adjustments (3)	7	6	7
Restructuring expenses	17,110	13,376	2,437
Integration expenses	514	1,890	849
Goodwill impairment	292,583	—	—
Tax effect of adjustments to net loss	(5,614)	(8,735)	(12,307)
Non-GAAP Net Loss inclusive of non-controlling interest	$1,211	$(82,937)	$(9,463)
Less: Non-GAAP Net Income attributable to non-controlling interest (1)	2,880	2,919	1,159
Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc.	$(1,669)	$(85,856)	$(10,622)

GAAP Net Income (Loss) attributable to non-controlling interest (1)	$2,880	$2,919	$(370)
Acquisition related expenses, amortizations and adjustments	—	—	1,457
Restructuring expenses	—	—	29
Integration expenses	—	—	6
Stock-based compensation expense	—	—	37
Non-GAAP Net Income attributable to non-controlling interest (1)	$2,880	$2,919	$1,159

Weighted average shares outstanding – basic	78,814	78,530	78,358
Weighted average shares outstanding – diluted	78,814	78,530	78,358

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(4.12)	$(1.40)	$(0.51)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(4.12)	$(1.40)	$(0.51)

Non-GAAP Loss per common share attributable to ADTRAN – basic	$(0.02)	$(1.09)	$(0.14)
Non-GAAP Loss per common share attributable to ADTRAN – diluted	$(0.02)	$(1.09)	$(0.14)

(1) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks SE pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(2) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net Cash provided by (used in) operating activities	$36,598	$(16,290)	$(19,926)
Purchases of property, plant and equipment	(13,374)	(9,447)	(8,439)
Free cash flow	$23,224	$(25,737)	$(28,365)